Exhibit 99.1
FOR IMMEDIATE RELEASE
JULY 1, 2014

Cannabis Sativa, Inc. completes the acquisition of Kush and names former New Mexico Governor Gary Johnson as President and CEO, and Steve Kubby as Chairman

MESQUITE, NEVADA, July 1, 2014 -- Cannabis Sativa, Inc. (OTCQB: CBDS) announced today that on June 30, 2014, it consummated the acquisition of Kush, a Nevada corporation (“Kush”), and its consolidated subsidiary, following which Kush became a wholly owned subsidiary of the Company (the “Merger”).

In connection with the Merger, the Company named Gary Johnson, the former two-term Governor of New Mexico and the Libertarian party’s 2012 nominee for President, as its President and CEO, and Steve Kubby, the founder of Kush, the 1998 Libertarian Party of California candidate for Governor of California and an author on drug policy reform, as its Chairman.  Messrs. Johnson and Kubby were also appointed as directors of the Company and each of them entered into employment agreements with the Company.

“The successful completion of the merger represents a major milestone for Cannabis Sativa, Inc.” said Gary Johnson, President and CEO.  “With the legalization of marijuana in Colorado and Washington, we are already seeing that the demand is significant.  We believe the opportunity is here to deliver products that could change the world for the better,” continued Johnson.

Kush is a development stage company engaged in the research, development and licensing of specialized natural cannabis products, including cannabis formulas, edibles, topicals, strains, recipes and delivery systems.  Kush plans to develop, produce and market its products via joint ventures with companies licensed under, and in full compliance with, state regulations applicable to cannabis businesses.  Kush is the licensee under license agreements with Steven Kubby, its founder, for a medicinal cannabis strain called NZT; a proprietary cannabis lozenge delivery methodology and a proprietary cannabis trauma cream formula.  The license agreements require the payment of license fees by Kush.  Kush through its 90% owned subsidiary filed patent applications in March and April 2010 with regard to a strain of cannabis plant named CTS-A, cannabis based compositions and methods of treating hypertension, and a lozenge delivery system.  Kush is also developing a third proprietary strain of cannabis plant named CT22.

The business of Kush is subject to several significant risks.  No assurances can be given that any patents will issue with regard to the products of Kush, that Kush will not be prohibited by applicable Federal and state laws from engaging in its proposed business activities, that the properties of Kush will not be found to infringe the intellectual property rights of third parties or that Kush will be able to prevent third parties from infringing its intellectual property rights.

Additional information regarding the Merger transaction and the appointment of new Company officers is set forth in the Company’s Current Report on Form 8-K dated June 30, 2014, which will be filed with the Securities and Exchange Commission.

The Merger agreements superseded and replaced the Memorandum of Binding Agreement and Joint Venture previously entered into among the Company, Kush and Steve Kubby in January, 2014.

Forward-Looking Statements

This press release contains “forward-looking statements.” Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission, including the risk factors that attempt to advise interested parties of the risks that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Contact:

Gary Johnson
(702) 345-4074